Exhibit 10.5
                           CHANGE OF CONTROL AGREEMENT

         Agreement made as of the 23rd day of December, 2000, between Quipp, Inc., a Florida corporation ("Quipp"), Quipp Systems, Inc., a Florida corporation ("Quipp Systems") (Quipp and Quipp Systems are collectively referred to as the "Company") and Anthony P. Peri one of the officers or senior level employees of Quipp and/or Quipp Systems, (the "Officer").

         WHEREAS, the Officer is one of Quipp's and/or Quipp Systems' officers or senior level employees; and

         WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Officer to his assigned duties without distraction; and

         WHEREAS, in consideration of the Officer's continued employment with the Company or any successor thereto, the Company agrees that the Officer shall receive the compensation set forth in this Agreement to protect against the adverse financial and career impact on the Officer in the event the Officer's employment with the Company terminates under specified circumstances upon or following a Change in Control (as defined herein);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

                  (a)      "Board" shall mean the Company's Board of Directors.

                  (b) "Cause" shall mean a finding by the Company that the Officer has: (i) performed his assigned duties in a grossly negligent manner and does not remedy such breach within thirty (30) days after receiving written notice specifying the details thereof; (ii) been engaged in disloyalty to the Company, including, fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment or service; or (iii) violated the confidentiality provisions of Section 6 or the noncompetition provisions of
Section 7.

                  (c) "Change of Control" shall be deemed to have occurred, unless the Board, a majority of which is comprised of Incumbent Board Members, determines otherwise, if:

                           (1)      Any "person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act) other than the Company becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the voting power of the then outstanding securities of the Company.

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                           (2)      Substantially all of the assets of the
Company are sold or other otherwise disposed of.

                           (3)      A transaction is consummated in which the
stockholders of the Company immediately before the transaction will not beneficially own, immediately after the transaction, shares entitling such stockholders to eighty percent (80%) or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons (without consideration of the rights of any class of stock to elect directors by a separate class vote).

                           (4)      A change in the composition of the Board
such that Incumbent Board Members cease for any reason to constitute at least a majority of the Board.

                  (d) "Change of Control Payment" shall equal two times the Officer's base salary, exclusive of bonus and other remuneration. A Change of Control Payment shall be subject to the reduction requirement as set forth in
Section 5 of this Agreement.

                  (e) "Company" means Quipp, Inc. and, unless the context indicates otherwise, any subsidiary of Quipp (including Quipp Systems, Inc.) and, for purposes of Section (1)(f), Section(1)(j), Section 6 and Section 7, shall include any successor to Quipp or Quipp Systems.

                  (f) "Confidential Information" shall mean confidential information relating to the business of the Company, including processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets of the Company, other than any information (i) that is in the public domain through no act or omission of the Officer, or (ii) that the Officer is authorized to disclose or required to disclose in connection with legal or administrative proceedings.

                  (g) "Constructive Termination Without Cause" shall mean the Officer's resignation of employment following the occurrence, without his prior written consent, of one or more of the following events: (i) a material reduction in the Officer's compensation; (ii) a significant diminution in the Officer's duties and responsibilities, or the assignment to the Officer of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities held by the Officer on the date of this Agreement; or (iii) the required geographical relocation of the Officer out of the greater Miami, Florida area, in each case except as is due to Cause or as a result of the disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of the Officer.

                  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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                  (i)      "Incumbent Board Members" shall mean those
individuals who, as of the date of this Agreement, constitute the Board; provided, that any individual who becomes a member of the Board subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are Incumbent Board Members shall be considered as though such individual is an Incumbent Board Member.

                  (j) "Restricted Business" shall mean any of the business activities in which the Company shall have been engaged at any time during the one (1) year prior to the Termination Date.

                  (k) "Restricted Period" shall mean the period commencing on the Termination Date and continuing for a two (2) year period thereafter.

                  (l) "Termination Date" shall mean the date of the Officer's termination of employment with the Company.

                  (m) "Termination of Employment" shall mean the termination of the Officer's employment by the Company.

                  (n) "Territory" shall mean any part of North America in which the Company engages in the Restricted Business during the Restricted Period.

         2.       Change of Control Benefits Upon Termination.
                  --------------------------------------------

                  (a) If, within the period commencing ninety (90) days prior to a Change of Control and ending twelve (12) months following such Change of Control, (i) the Officer suffers a Termination of Employment for any reason other than Cause, or (ii) the Officer suffers a Constructive Termination Without Cause, the Company shall pay to the Officer a Change of Control Payment in one lump sum within three (3) months of the Termination Date. Interest shall be credited on the Change of Control Payment for the time it remains unpaid after three months following the Termination Date at a rate equal to three (3) percentage points plus the prime rate quoted in the Wall Street Journal on the Termination Date or, if not available on such date, the next prime rate quoted in the Wall Street Journal. The Change of Control Payment shall be made by mail to the last known address provided by the Officer to the Company. In the event the Company rehires the Officer within twelve (12) months of his termination, the Officer shall return the Change of Control Payment to the Company.

                  (b) If the Officer becomes entitled to a Change of Control Payment, the Company shall reimburse the Officer for the cost of any COBRA health insurance continuation coverage under the Company's health plan for a period of twelve (12) months following the Termination Date. The Company may require the Officer to provide proof of payment for such continuation coverage before making any reimbursement hereunder.

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

                  (c) If the Officer becomes entitled to a Change of Control Payment, the Company shall continue to provide any automobile or automobile allowance made available to the Officer immediately prior to the Change of Control for a period of twelve (12) months following the Termination Date.

         3. Other Benefits. Nothing in this Agreement shall prevent or limit the Officer's continuing or future participation in or rights under any benefit, bonus, incentive, or other plan or program provided by the Company, and for which the Officer may qualify, from the date hereof through the Termination Date. Without limiting the foregoing, if the Officer is a participant in the Quipp, Inc. Management Incentive Compensation Plan (the "Plan"), the Officer shall be entitled to receive payment in accordance with the provisions of
Section 9 of the Plan ("Section 9"), provided, that, following a Change of Control, the term "cause" as used in Section 9 shall have the meaning set forth in Section 1(b) of this Agreement, and a Constructive Termination Without Cause shall not be deemed to be a "voluntary resignation" for the purposes of Section 9.

         4. Taxes. Any Change of Control Payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports, and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

         5.       Certain Reduction of Payments.
                  ------------------------------

                  (a) Notwithstanding anything in this Agreement to the contrary, in the event that it shall be determined that any payments or distributions by Quipp or Quipp Systems to the Officer, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, the Change of Control Payment to or for the benefit of the Officer pursuant to this Agreement shall be reduced (but not below zero) to the extent necessary so that such payments or distributions shall not constitute "excess parachute payments."

                  (b) All determinations to be made under Section 5(a) shall be made by the Company's independent certified public accounting firm immediately prior to the Change of Control (the "Accounting Firm"). The Accounting Firm shall provide its determinations and any supporting calculations to both the Company and the Officer within sixty (60) days of the Termination Date, and such determinations shall be binding upon the Company and the Officer. All of the fees and expenses incurred by the Accounting Firm in performing the determinations above shall be borne solely by the Company.

         6.       Confidentiality.
                  ----------------

                  (a) During or after the Termination Date, the Officer shall not (i) use or exploit in any manner Confidential Information for himself or any person, partnership, association, corporation, or other entity other than the Company; (ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of the Company; or (iii) treat Confidential Information other than in a confidential manner.

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

                  (b) All Confidential Information developed, created, or maintained by the Officer, alone or with others while employed by the Company, and all Confidential Information maintained by the Officer thereafter, shall remain at all times the exclusive property of the Company. The Officer shall return to the Company all Confidential Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the termination of his employment with the Company.

         7.       Agreement Not to Compete.
                  -------------------------

                  (a) During the Restricted Period, the Officer shall not, at any time within the Territory, directly or indirectly, engage in, or have any interest on behalf of himself or others in, any firm, corporation, or business (whether as Officer, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant, or otherwise) that engages within the Territory in a Restricted Business; provided, however, that nothing contained herein shall prevent or prohibit the Officer from owning of record or beneficially up to one percent (1%) of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market. In addition, during the Restricted Period, the Officer shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company.

                  (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time, space or business, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. The Officer acknowledges, however, that this Section 9 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

         8.       Cumulative Remedies; No Waiver.
                  -------------------------------

                  (a)      In the event the Officer violates either Section 6 or
Section 7, the Officer shall immediately repay any Change of Control Payment received under this Agreement to the Company.

                  (b) The Officer expressly acknowledges that the remedy at law for any breach of Sections 6 or 7 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Officer's obligations under these provisions without having to prove actual damage to the Company or the inadequacy of a legal remedy.

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

                  (c) No right conferred upon a party by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy, or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

         9. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                              If to the Company, to:

                              Quipp, Inc.
                              4800 NW 157th Street
                              Miami, FL 33014-3464
                              Attention:  President

                              With a copy to:
                              Alan Singer, Esq.
                              Morgan, Lewis & Bockius LLP
                              1701 Market Street
                              Philadelphia, PA  19103

                              If to the Officer, to:

                              Anthony P. Peri
                              406 Colony Street
                              Melbourne Beach, FL   32951

or to such other names or addresses as the Company or the Officer, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

         10. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions.

         11.      Contents of Agreement; Amendment; Assignment.
                  ---------------------------------------------

                  (a) This Agreement supersedes all prior agreements, sets subject matter hereof and cannot be changed, modified, extended, or terminated except upon written amendment executed by the Officer and the Company.

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

                  (b) Nothing in this Agreement shall be construed as giving the Officer any right to be retained in the employ of the Company.

                  (c) This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Officer, and their respective successors and assigns. The Company shall have the right to assign its rights hereunder to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise.

         12. No Mitigation. The Company agrees that, if the Officer's employment with the Company terminates during the term of this Agreement, the Officer is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Officer by the Company pursuant to the terms hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Officer as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Officer to the Company, or otherwise.

         13. Severability. Any invalidity, illegality, or limitation of the enforceability with respect to any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality, or enforceability of any other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until twenty-four (24) months beyond the month in which a Change in Control occurs.

         15. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Officer's employment to the extent necessary for the preservation of such rights and obligations. Without limiting the foregoing, the right to receive a Change of Control Payment under Section 2 of this Agreement shall survive the termination of this Agreement.

         16. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


                                      QUIPP, INC.

                                      By:     /s/ Richard H. Campbell
                                             ------------------------------
                                      Its:   Chairman of the Board


                                      QUIPP SYSTEMS, INC.

                                      By:    /s/ Christer A. Sjogren
                                             ------------------------------
                                      Its:   Executive Vice President


                                      OFFICER

                                             /s/ Anthony P. Peri
                                             ------------------------------
                                             Anthony P. Peri



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